SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Harbin Electric, Inc.
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Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin
People’s Republic of China, 150060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 20, 2009

Dear Stockholders:

NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders of Harbin Electric, Inc., a Nevada corporation (the “Company”), will be held at Weihai Hengda Electric Motor Co., Ltd. at No. 28 Zhang Jia Chan Town Base, Wendeng, Weihai City, Shandong Province, 264407, People’s Republic of China on August 20, 2009 at 8:30 a.m. (local time), for the purposes of considering and acting upon the following proposals:

1. To elect six directors to the board of directors (the “Board of Directors”) of the Company to serve until the next annual meeting of stockholders held to elect directors and until their successors are elected and qualified;

2. To ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent auditors; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on July 1, 2009, as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. You are urged to fill in the enclosed proxy and to sign and forward it in the enclosed business reply envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting. Any stockholder who signs and sends in a proxy may revoke it by executing a new proxy with a later date, by written notice of revocation to the Secretary of the Company at any time before it is voted, or by attending the meeting and voting in person. Your vote is important regardless of the number of shares of stock that you hold.

By order of the Board of Directors

/s/ Tianfu Yang
Tianfu Yang Chairman of the Board of Directors and Chief Executive Officer

July 9, 2009

Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin
People’s Republic of China, 150060

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on August 20, 2009

INTRODUCTION

Your proxy is solicited by the Board of Directors of Harbin Electric, Inc., a Nevada corporation (the “ Company ”, “Harbin”, “ we ”, “ us ” or “ our ”), for use at the Annual Meeting of Stockholders to be held at Weihai Hengda Electric Motor Co., Ltd. at No. 28 Zhang Jia Chan Town Base, Wendeng, Weihai City, Shandong Province, 264407, People’s Republic of China on August 20, 2009 at 8:30 a.m. (local time), for the following purposes:

1. To elect six directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders held to elect directors and until their successors are elected and qualified;

2. To ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent auditors; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has set July 1, 2009, as the Record Date to determine those holders of common stock, par value $0.00001 per share, of the Company who are entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s office during the 10-day period preceding the meeting.

The Notice of Annual Meeting, Proxy Statement and form of proxy will first be mailed to stockholders on or about July 17, 2009.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 22,187,305 shares of common stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on matters presented at the Annual Meeting.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope.

The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed by the proxy. Proxies which are signed by stockholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy card at any time before its exercise at the Annual Meeting by giving our Secretary, a written notice revoking your proxy card, or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

How are votes counted?

The presence, in person or by proxy, of a majority of the outstanding shares of common stock is required to establish a quorum. Each stockholder of record is entitled to one vote for each share held on all matters to come before the meeting. All proxies which are returned will be counted by the inspector of elections or the Secretary of the Company in determining the presence of a quorum and on each issue to be voted on for which a vote was cast. An abstention from voting or a broker non-vote will be counted for purposes of determining the presence of a quorum, but will not be counted in the voting process.

The shares represented by proxies that are returned properly signed will be voted in accordance with each stockholder’s directions. If the proxy card is signed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by the Board of Directors.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this.

Why is Harbin seeking stockholder approval for these proposals ?

Proposal No. 1 : The General Corporation Law of the State of Nevada and rules applicable to the Company as a result of the listing of our common stock on The Nasdaq Stock Exchange require corporations to hold elections for directors each year.

Proposal No. 2 : The Company appointed Moore Stephens Wurth Frazer and Torbet, LLP to serve as the Company’s independent auditors for the 2009 fiscal year. The Company elects to have its stockholders ratify such appointment.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof, are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date there were 22,187,305 shares of Common Stock issued and outstanding. At the close of business on the Record Date there were 48 holders of record of the Common Stock.  We have issued no other voting securities as of the Record Date. Each share of Common Stock is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one annual report and this proxy statement will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request the Company will deliver a separate copy of the annual report and this proxy statement to a stockholder at a shared address to which a single copy of the annual report and proxy statement was delivered. If you wish to receive a separate copy of the annual report or this proxy statement, please notify the Company by calling or sending a letter to the Secretary of the Company, Harbin Electric, Inc., at the Company’s New York address located at 20 Ramblewood Road, Shoreham, NY 11786. The Company’s telephone number at the New York address is: (631) 312-8612.

If requested, the Company will also provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to the Company’s reasonable expenses in furnishing such exhibits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date by:

(i)	each person known to beneficially own more than five percent of our common stock;

(ii)	each of our directors, nominees, and executive officers; and

(iii)	all of our directors and executive officers as a group.

The number of shares beneficially owned by each director, nominee or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly) shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percentage of Class (1)
Common Stock	Tianfu Yang	9,663,354	(2)	43.55%

Common Stock	Tianli Yang	520,000	(3)	2.34%

Common Stock	Zedong Xu	370,000	(4)	1.67%

Common Stock	Ching Chuen Chan	61,000	(5)	*

Common Stock	Patrick McManus	57,606	(6)	*

Common Stock	David Gatton	55,000	(7)	*

Common Stock	Feng Bai	86,667	(8)	*

Common Stock	Yunyue Ye	45,000		*

Common Stock	Lanxiang Gao	141,657	(9)	*

Common Stock	Christy Young Shue	156,000	(10)	*

Common Stock	First Wilshire Securities Management, Inc. 1224 East Green Street Suite 200 Pasadena, CA 91106	1,152,742	(11)	5.20%

Common Stock	Citadel Equity Fund Ltd. 131 S. Deaborn St. 32nd Fl. Chicago, IL 60603	1,795,543	(12)	8.09%

Common Stock	Shares of all directors and executive officers as a group (10 persons)	11,156,284	(13)	50.28%

* Indicates less than one percent.
** The address of each director, nominee, and executive officer is c/o Harbin Electric, Inc., No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, 150060, People’s Republic of China 150060.

(1)	Based on 22,187,305 shares of common stock outstanding as of July 1, 2009.

(2)
Includes options to acquire 30,000 shares of common stock exercisable within 60 days of July 1, 2009. Also includes 6,350,000 shares of common stock owned by Hero Wave Investments Limited, a British Virgin Islands company (“Hero Wave”). Mr. Yang is the sole owner of the equity of Hero Wave and has voting and dispositive control over the shares of common stock held by Hero Wave.

(3)
Includes options to acquire 20,000 shares of common stock exercisable within 60 days of July 1, 2009. Also includes 500,000 shares of common stock owned by Sea Giant Investments Limited, a British Virgin Islands company (“Sea Giant”). Mr. Yang is the sole owner of the equity of Sea Giant and has voting and dispositive control over the shares of common stock held by Sea Giant.

(4)
Includes options to acquire 20,000 shares of common stock exercisable within 60 days of July 1, 2009. Also includes 350,000 shares of common stock owned by Victory Lake Investments Limited, a British Virgin Islands company (“Victory Lake”). Mr. Xu is the sole owner of the equity of Victory Lake and has voting and dispositive control over the shares of common stock held by Victory Lake.

(5)	Includes options to acquire 25,000 shares of common stock exercisable within 60 days of July 1, 2009.

(6)	Includes options to acquire 50,000 shares of common stock exercisable within 60 days of July 1, 2009, all of which are held by Mr. McManus' wife, Debra L. McManus.

(7)	Includes options to acquire 55,000 shares of common stock exercisable within 60 days of July 1, 2009, of which 30,000 shares are held by Mr. Gatton’s wife, Jillian F. McNamara.

(8)	Includes 86,667 shares held by Lighthouse Consulting Limited, an affiliate of Mr. Feng Bai, who may be deemed to beneficially own the shares.

(9)	Includes options to acquire 12,500 shares of common stock exercisable within 60 days of July 1, 2009.

(10)	Includes options to acquire 156,000 shares of common stock exercisable within 60 days of July 1, 2009.

(11)
First Wilshire Securities Management, Inc. (“First Wilshire”) filed an amendment to its Schedule 13G with the Securities and Exchange Commission on February 13, 2009 in which it reported beneficial ownership of 1,152,742 shares of common stock, consisting of sole voting power over 434,688 shares of common stock and sole dispositive power over 1,152,742 shares of common stock.

(12)
Citadel Limited Partnership, an Illinois limited partnership (“CLP”), Citadel Investment Group, L.L.C., a Delaware limited liability company (“CIG”), Citadel Investment Group (Hong Kong) Limited, a Hong Kong company (“CIGHK”), Kenneth Griffin, a natural person (“Griffin”), Citadel Wellington LLC, a Delaware limited liability company (“CW”), Citadel Kensington Global Strategies Fund Ltd., a Bermuda company (“CKGSF”) and Citadel Equity Fund Ltd., a Cayman Islands company (“CEF,” and collectively, together with CLP, CIG, CIGHK, Griffin, CW and CKGSF, the “Citadel Group”) filed an amendment to its Schedule 13G with the Securities and Exchange Commission (the “SEC”) on February 17, 2009 in which the Citadel Group reported beneficial ownership of 1,795,543 shares of common stock, consisting of sole voting power over no shares of common stock, shared voting power of 1,795,543 shares of common stock, sole dispositive power over no shares of common stock and shared dispositive power over 1,795,543 shares of common stock.

(13)	Includes aggregate options to acquire 368,500 shares of common stock in each case exercisable within 60 days of July 1, 2009.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Board of Directors has nominated six (6) persons to stand for election. If elected at the Annual Meeting, each nominee will hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

Set forth below are the names, age and position of each nominee for director of the Company followed by a summary of each nominee’s background and principal occupations.

Name	Age	Title	Director Since
Tianfu Yang	48	Chief Executive Officer and Chairman of the Board of Director	January 24, 2005
Ching Chuen Chan (1)(2)(3)	74	Independent Director	February 1, 2005
Patrick McManus (1)(2)(3)	55	Independent Director	February 1, 2005
David Gatton (1)(2)(3)	56	Independent Director	February 1, 2005
Yunyue Ye	58	Independent Director	October 12, 2006
Lanxiang Gao	57	Director	September 26, 2008

(1) Serves as a member of the Audit Committee.

(2) Serves as a member of the Compensation Committee.

(3) Serves as a member of the Nominating and Corporate Governance Committee.

Executive officers of the Company are appointed at the discretion of the Board of Directors with no fixed term. There are no family relationships between or among any of the executive officers or directors of the Company except that Mr. Tianfu Yang and Mr. Tianli Yang are brothers.

INFORMATION ABOUT THE NOMINEES

Tianfu Yang, Chairman & Chief Executive Officer - Since May 2003, Mr. Yang has been the Chairman and CEO of Harbin Tech Full Electric Co., Ltd. From 2000 until now, he has been the Chairman and CEO of Harbin Tech Full Industry Co., Ltd. From 1994 to 2000, he was the President of Harbin Tianheng Wood Industry Manufacture Co., Ltd. From 1991 to 1994, Mr. Yang was the President of Hong Kong Lianfa Real Estate Company. From 1988 to 1991, he was the President of Hong Kong Property Management Development. From 1986-1988, he was the President of Helongjiang Cultural Development Company and Guangzhou Subsidiary Company. Mr. Yang graduated from Zhejiang University with a Masters degree in Electric Motor Automation and Control. From 1978 to 1979, he was a professional member in the Heilongjiang Province Aeromodelling Team, twice becoming free-style aeromodelling champion in national competition. Mr. Yang is currently the commissioner of the China Electro-Technical Society (CES) in the Linear Motor and Electromagnetism Eradiation Specialist Committees. Mr. Yang is also a Deputy representing Heilongjiang Province to the 11th National People’s Congress (NPC).

Ching Chuen Chan, Board Member, Chairman of Nominating Committee - Mr. Chan is an Honorary Professor at Hong Kong University's Department of Electrical and Electronics Engineering. From 1976 through present, Mr. Chan earned many professorships in honorary, visiting and guest roles at world renowned institutions such as University of Hong Kong, University of California Berkeley and Davis, Zhejiang University, Grenoble Polytechnic, France, Massachusetts Institute of Technology, USA and Tsing Hua University, Beijing among others. He is a Fellow of the Royal Academy of Engineering, U.K., the Chinese Academy of Engineering, the Ukraine Academy of Engineering Sciences and a Fellow and Past Vice President of Hong Kong Academy of Engineering Sciences. He is also a Fellow of IEEE, IEE and HKIE, Past President of the Hong Kong Institution of Engineers. He was awarded the IEE International Lecture Medal in 2000 and lecturing on electric vehicles worldwide. In 2001, he was selected as one of Asia's Best Technology Pioneers by Asiaweek. During his career, Mr. Chan has advised on various consultancy projects for large corporations such as Ford Motor Company, Honda R & D Co Ltd., National Institute of Environmental Studies, Japan, Sumitomo Corporation and Mitsubishi Electric Corporation as well as serving as advisor to government agencies. Mr. Chan graduated from Tsing Hua University in 1959 with an MSc in Electrical Engineering later achieving his PhD in 1982 from University of Hong Kong. From 1959 through 1966, Mr. Chan started his career lecturing at China University of Mining & Technology. From 1967 to 1976, he was Electrical Machines Designer in Shanghai. He was awarded the Doctor of Technology honoris causa from Loughborough University, U.K. in 2008.

Patrick McManus, Board Member, Chairman of Audit Committee - Mr. McManus brings over 25 years of experience in business, finance and law to Harbin Electric. He was elected Mayor of the City of Lynn, Massachusetts in 1992 and served in this position until his retirement to the private practice of law and accounting in 2002. While serving the City of Lynn as its Mayor, he was elected a member and trustee of the Executive Committee of the U.S. Conference of Mayors (“USCM”) with responsibility for developing policy for the USCM. He also served as the Chairman of the USCM Science and Technology Subcommittee, the Urban Water Council, and as a member of  the USCM Audit Committee. Mayor McManus started his career in business with the General Electric Company in 1979, and was a Professor of Business and Finance at Salem State College in Massachusetts. Mayor McManus is an expert on China. He was instrumental in establishing a close alliance as well as coordinating a regular exchange of visits by members of the U.S. Conference of Mayors and the China Association of Mayors. Mr. McManus has been a Certified Public Accountant since 1985. Mr. McManus received his Juris Doctorate from Boston College Law School and an M.B.A from Suffolk University.

David Gatton, Board Member, Chairman of Compensation Committee - Since 1985 Mr. Gatton has served as the Chairman and President of Development Initiatives, Inc, a Washington, D.C.-based government relations firm specializing in urban affairs, business development and marketing, serving a variety of public and private clients. Mr. Gatton advises cities, organizations, and companies on business development strategies, public/private partnerships and marketing initiatives. He has advised various organizations on tax reform, economic development initiatives and a variety of environmental laws, including the reauthorization of the Clean Water Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, Superfund and the Clean Air Act. Some of Mr. Gatton’s major accomplishments include: development of U.S.-Sino Memorandum of Cooperation between U.S. and China Association of Mayors, development of a national brownfield redevelopment initiative, development of several multifamily low- and moderate-income housing developments, business development strategies for various private firms, and assistance in development of economic development projects for numerous cities. Mr. Gatton holds a B.A. from Cornell College, and a Master’s degree from Harvard University.

Yunyue Ye, Board Member - Mr. Ye is currently a professor in Electrical Engineering at Zhejiang University. Mr. Ye also currently serves as Director of the Aerospace Electric and Electrical Motor Institute of Zhejiang University and Director of the Linear Motor Institute of the Chinese Electrotechnical Society. Mr. Ye was also Council Member of the China Electrotechnical Society. Mr. Ye graduated from Zhejiang University in 1978.

Lanxiang Gao, Board Member – Ms. Gao joined the Company in September 2007 as Chief Operating Officer of Shanghai Tech-Full Electric Co., Ltd., a wholly owned subsidiary of the Company. Ms. Gao worked as an engineer for Shanghai No.21 Research Institute, a research and development institution under the state-owned China Electronics Technology Group for over 30 years. She managed a development and production project of office automation motors in collaboration with Sankyo Seiki, Inc. of Japan for 10 years and served as the Senior Engineer managing micro motor research and development, with a focus on the development of specialty micro-motors of automobile seats for two years. Ms. Gao has won numerous government sponsored Science & Technology Progress Awards including a First Place Prize due to her outstanding contributions in the research and development of electric motors. Ms. Gao graduated from Zhejiang University, China with a major in Electrical Engineering.

Mr. Feng Bai has served as a member of the Board since October 12, 2006.  On June 21, 2009, he notified the Company that for personal reasons, he did not wish to stand for re-election to the Board at the Company’s 2009 Annual Meeting of Stockholders. There were no disagreements between Mr. Feng Bai and the Company on any matter relating to the Company’s operations, policies or practices.

FAMILY RELATIONSHIPS

Mr. Tianfu Yang and Mr. Tianli Yang, both of whom hold executive offices, are brothers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There has not been, since January 1, 2008, nor is there currently pending, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership of our common stock within 10 days of becoming a director, executive officer or greater than 10% stockholder, and reports of changes in ownership of our common stock before the end of the second business day following the day on which a transaction resulting in a change of ownership occurs. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms provided to us and written representations from our executive officers and directors, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% stockholders were complied with, except that:

Mr. Feng Bai did not timely file a Form 4 reflecting the exercise of his warrants to purchase 20,000 shares of common stock on July 16, 2008. Mr. Bai subsequently filed a Form 4 on August 26, 2008 reflecting the exercise of his warrants.

MEETING OF THE BOARD OF DIRECTORS

The Board of Directors held six (6) meetings during 2008. Each director is expected to attend meetings of our Board of Directors and meetings of committees of our Board of Directors of which he is a member, and to spend the time necessary to properly discharge his respective duties and responsibilities. No director attended less than 75% of the meetings of any committee of which the director was a member. We do not have a policy with regard to Board members’ attendance at annual meetings of stockholders. Tianfu Yang, Suofei Xu, Feng Bai, Patrick McManus, Ching Chuen Chan and Yunyue Ye attended the Company’s previous annual meeting in person and David Gatton attended the Company’s previous annual meeting by telephone conference call.

BOARD COMMITTEES

The Board of Directors has a Compensation Committee, a Nominating Committee and an Audit Committee. Each committee is required by its respective charter to meet at least once a year.

COMPENSATION COMMITTEE

The Compensation Committee was established on February 17, 2006, and adopted its charter on February 17, 2006.  The Compensation Committee Charter was amended on January 22, 2009, a copy of which was filed as exhibit 99.1 to our Annual Report on Form 10-K filed with the SEC on March 13, 2009. The Amended and Restated Compensation Committee Charter can be found on our website at www.harbinelectric.com and can be made available in print free of charge to any shareholder who requests it. The members of the Compensation Committee during 2008 were Patrick McManus, Feng Bai, and David Gatton who serves as the Chairman of the Compensation Committee. On June 25, 2009, the Board of Directors appointed Mr. Ching Chuen Chan to serve as a member of the Compensation Committee to replace Mr. Feng Bai who decided not to stand for re-election to the Board at this Annual Meeting of Stockholders and as a result will cease to serve as a member of the Compensation Committee, effective August 20, 2009, the date of this Annual Meeting of Stockholders. Each of the above-listed compensation committee members were or are considered “ independent ” under the current independence standards of NASDAQ Marketplace Rule 4200(a)(15) and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, as determined by the Board of Directors.

The function of the Compensation Committee is to evaluate and determine: 1) the compensation levels of the Company’s executives, specifically the Chief Executive Officer and the other Named Executive Officers as defined by the Regulatory Agencies; and 2) the equity allocations relating to the Company’s equity programs.

No member of our Compensation Committee has at any time been an officer or employee of ours or our subsidiaries. No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. The Compensation Committee met on two (2) occasions during 2008.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee was established on February 17, 2006 . The Nominating and Corporate Governance Committee Charter can be found on our website at www.harbinelectric.com and can be made available in print free of charge to any shareholder who requests it. The members of the Nominating and Corporate Governance Committee during 2008 were Patrick McManus, David Gatton and Ching Chuen Chan who serves as the Chairman of the Nominating and Corporate Governance Committee. Each of the above-listed nominating committee members were or are considered “ independent ” under the current independence standards of NASDAQ Marketplace Rule 4200(a)(15) and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, as determined by the Board of Directors. The function of the Nominating and Corporate Governance Committee is to assist and advise the Board of Directors with respect to:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the director nominees for the next annual meeting of stockholders;

•	evaluating the overall functioning and performance of the Board of Directors and its committees; and

•	developing and overseeing a set of corporate governance guidelines for the Company.

The Nominating and Corporate Governance Committee has a charter, a copy of which was included as Appendix A to Harbin’s proxy statement for its Annual Meeting held in 2006. The Nominating and Corporate Governance Committee evaluates all nominees, including current directors who may be up for re-election, based on several different professional criteria and in accordance with the minimum requirements as established in its charter and in the Company’s Articles of Incorporation and Bylaws. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Stockholders can recommend qualified candidates for the Board of Directors by submitting the candidate’s name and qualifications to: Ching Chuen Chan, Chairman, Nominating and Corporate Governance Committee, Harbin Electric, Inc., 20 Ramblewood Road, Shoreham, NY 11786. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee was recommended by a stockholder. Among other things, the Nominating and Corporate Governance Committee takes into account, when acting upon nominees, factors such as familiarity with the industry in which the Company operates, experience in working with China-based companies, the relevant expertise of its directors and director nominees, whether the director or nominee would be considered independent, the time that the director or nominee will be able to devote to Company matters, experience with US public companies, language skills and other factors. The Nominating and Corporate Governance Committee believes that it is appropriate to include representation of senior management on the Board of Directors. The Nominating and Corporate Governance Committee met one (1) time during 2008. The Nominating and Corporate Governance Committee has approved and recommended the nominees for election as director at this Annual Meeting of Stockholders.

AUDIT COMMITTEE

The Audit Committee was established on February 17, 2006, and the Board of Directors adopted a written charter for the Audit Committee, a copy of which was included as Appendix B to Harbin’s proxy statement for its Annual Meeting held in 2006.  The Audit Charter can be found on our website at www.harbinelectric.com and can be made available in print free of charge to any shareholder who requests it. The function of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its oversight responsibility to stockholders, potential stockholders, the investment community and others relating to:

•	the integrity of the Company’s financial statements;

•	the financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of the Company’s internal audit function and independent auditors;

•	the independent auditors’ qualifications and independence; and

•	the Company’s compliance with ethics policies and legal and regulatory requirements.

The Audit Committee met six (6) times during 2008.

During 2008, the members of the audit committee were David Gatton, Feng Bai and Patrick McManus, who served as the Chair of the Audit Committee. On June 25, 2009, the Board of Directors appointed Mr. Ching Chuen Chan to serve as a member of the Audit Committee to replace Mr. Feng Bai who decided not to stand for re-election to the Board at this Annual Meeting of Stockholders and as a result will cease to serve as a member of the Audit Committee, effective August 20, 2009, the date of the Annual Meeting of Stockholders. All of the above-listed audit committee members were or are considered “ independent ” under the current independence standards of NASDAQ Marketplace Rule 4200(a)(15) and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, as determined by the Board of Directors.

The Board of Directors has determined that we have at least one audit committee financial expert, as defined in the Exchange Act, serving on our audit committee. Patrick McManus is the “ audit committee financial expert ” and is an independent member of the Board of Directors.

REPORT OF THE AUDIT COMMITTEE (1)

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of this oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management, and has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence; and based on the review and discussions referred above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based upon the reports, review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.

THE AUDIT COMMITTEE

Patrick McManus (Chairman)
David Gatton
Feng Bai

(1)
The material in the Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

PROCESS FOR SENDING COMMUNICATIONS TO THE BOARD OF DIRECTORS.

The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual director must mail a communication addressed to the Secretary of the Company, Harbin Electric, Inc., 20 Ramblewood Road, Shoreham, NY 11786. Any such communication must state the number of shares of Common Stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom communication is directed unless the communication is clearly of a marketing nature or is inappropriate, in which case we have the authority to discard the communication or taking appropriate legal action regarding the communication.

CODE OF ETHICS

We adopted a code of ethics that applies to our Chief Executive Officer and Chief Financial Officer, and other persons who perform similar functions. The Code of Ethics can be found on our website at www.harbinelectric.com and can be made available in print free of charge to any shareholder who requests it at no charge by writing to c/o Harbin Electric, Inc., 20 Ramblewood Road, Shoreham, NY 11786. Our Code of Ethics is intended to be a codification of the business and ethical principles which guide us, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this Code.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

This compensation discussion describes the overall compensation practices at the Company and specifically describes the compensation for the following named executive officers (“Named Executive Officers”):

•	Tianfu Yang, Chairman and Chief Executive Officer
•	Zedong Xu, Chief Financial Officer

•	Tianli Yang, Vice President
•	Christy Shue, Executive Vice President of Finance and Investor Relations and Corporate Secretary

The Board of Directors appointed the Compensation Committee of our Board of Directors to evaluate and determine the compensation programs of the Company’s Named Executive Officers, including the Chief Executive Officer and the Chief Financial Officer.

Compensation Philosophy and Objectives

Our primary goal with respect to our compensation programs has been to attract and retain the most talented and dedicated employees in key positions in order to compete effectively in the market place, successfully execute our growth strategies, and create lasting shareholder value. The Compensation Committee evaluates both individual and Company performance when determining the compensation of our executives. Our executives’ overall compensation is tied to the Company financial and operational performance, as measured by revenues and net income, as well as to accomplishing strategic goals such as merger and acquisitions and fund raising. The Compensation Committee believes that a significant portion of our executive’s total compensation should be at-risk compensation that is linked to stock-based incentives to align their interests with those of shareholders.

Additionally, the Compensation Committee has determined that an executive officer who is a Chinese national and is based in China will be entitled to a locally competitive package and an executive officer who is an expatriate or who is based in the U.S. will be paid a salary commensurate with those paid to the executives in the U.S. The Compensation Committee evaluates the appropriateness of the compensation programs annually and may make adjustments after taking account the subjective evaluation described previously.

We apply our compensation policies consistently for determining compensation of our Chief Executive Officer as we do with the other executives. The Compensation Committee assesses the performance of our Chief Executive Officer annually and determines the base salary and incentive compensation of our chief executive officer.

Our Chief Executive Officer is primarily responsible for the assessment of our other executive officers’ performance. Ultimately, it is the Compensation Committee’s evaluation of the chief executive officer’s assessment along with competitive market data that determines each executive’s total compensation.

Elements of Our Executive Compensation Programs

Base Salary. All full time executives are paid a base salary. Base salaries for our named executives are set based on their professional qualifications and experiences, education background, scope of their responsibilities, taking into account competitive market compensation levels paid by other similar sized companies for similar positions and reasonableness and fairness when compared to other similar positions of responsibility within the Company. Base salaries are reviewed annually by the Compensation Committee, and may be adjusted annually as needed.

Annual Bonuses. The Company does not pay guaranteed annual bonuses to our executives or to employees at any level because we emphasize pay-for-performance. The Compensation Committee determines cash bonuses towards the end of each fiscal year to award our executive officers including our Chief Executive Officer and Chief Financial Officer based upon a subjective assessment of the Company’s overall performance and the contributions of the executive officers during the relevant period.

Equity Incentive Compensation. A key element of our pay-for-performance philosophy is our reliance on performance-based equity awards through the Company’s stock option plan. This program aligns executives’ and shareholders’ interests by providing executives an ownership stake in the Company. Our Compensation Committee has the authority to award equity incentive compensation, i.e. stock options, to our executive officers in such amounts and on such terms as the Compensation Committee determines in its sole discretion. The Compensation Committee reviews each executive’s individual performance and his or her contribution to our strategic goals and determines the amount of stock options to be awarded towards the end of the fiscal year. The Compensation Committee grants equity incentive compensation at times when there are not material non-public information to avoid timing issues and the appearance that such awards are made based on any such information. The exercise price is the closing market price on the date of the grant.

Service-Based Stock Option Awards and Severance Plan. In certain circumstances, the Compensation Committee makes service-based stock option awards to retain key employees, recruit new senior-level executives, or recognize a significant promotion. Service based stock option awards are used infrequently and can be awarded any time during the year. Occasionally a severance plan is provided to retain or recruit a top executive talent at the sole discretion of the Compensation Committee.

Other Compensation. We provide our executives with certain other benefits, including reimbursement of business and entertainment expenses, health insurance, vacation and sick leave plan. The Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits as it deems necessary. We believe that these benefits are typically provided to senior executives of similar companies in China and in the U.S.

The following table contains information concerning the compensation of our executive officers for the fiscal year ended December 31, 2008.

Summary Compensation Table

The following table sets forth all cash compensation paid or to be paid by the company, as well as certain other compensation paid or accrued, for each of the last three fiscal years of our company to each Named Executive Officer.

	Year	Salary (Cash) ($)	Bonus (Cash) ($)	Option Awards ($)		All other compensation(1) ($)		Total ($)

Tianfu Yang, CEO	2008	26,470	0	45,784	(3)	0		72,254
	2007	23,715	0	47,784	(2)	0		71,499
	2006	10,460	0	35,838	(1)	0		46,298

Zedong Xu, CFO	2008	15,882	0	31,856	(3)	0		47,738
	2007	14,229	0	31,856	(2)	0		46,085
	2006	10,460	0	23,892	(3)	0		34,352

Tianli Yang, Vice President	2008	15,882	0	31,856	(3)	0		47,738
	2007	14,229	0	31,856	(2)	0		46,085
	2006	10,460	0	23,892	(1)	0		34,352

Christy Shue, Executive Vice President of Finance and Investor Relations and Corporate Secretary	2008	70,360	0	573,484	(3)	39,240	(4)	683,084
	2007	4,171	0	430,115	(2)	0		434,286

(1) Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2006.

(2) Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2007.

(3) Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2008.

(4) Such amount represented reimbursement of apartment and leased car expenses.

Grant of Plan Based Awards

No grant of any award pursuant to the Company’s 2005 Stock Option Plan was made in 2008.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Tianfu Yang, CEO	27,500	2,500	(1)	$8.10	2/ 6/11
Zedong Xu,CFO	18,333	1,667	(2)	$8.10	2/ 6/11
Tianli Yang, Vice President	18,333	1,667	(3)	$8.10	2/ 6/11
Christy Shue, Executive Vice President of Finance and Investor Relations and Corporate Secretary	121,333	138,667	(4)	15.60	12/15/12

(1) Mr. Tianfu Yang received a stock option grant of 30,000 shares in February 2006 at an exercise price of $8.10 per share, 27,500 of which vested and were exercisable as of December 31, 2008.

(2) Mr. Zedong Xu received a stock option grant of 20,000 shares in February 2006 at an exercise price of $8.10 per share, 18,333 of which vested and were exercisable as of December 31, 2008.

(3) Mr. Tianli Yang received a stock option grant of 20,000 shares in February 2006 at an exercise price of $8.10 per share, 18,333 of which vested and were exercisable as of December 31, 2008.

(4) Ms. Christy Shue received a stock option grant of 260,000 shares in December 2007 at an exercise price of $15.60 per share, 121,333 of which vested and were exercisable as of December 31, 2008.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Values

There were no options exercised by the Named Executive Officers in 2008.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Employment Contract

We have employment contracts with our employees. Employment contracts are designed to adhere to both State and Provincial employment and social security regulations under applicable Chinese or the U.S. law. We have signed confidentiality agreements with all of our employees.

On November 26, 2007, in connection with the Employment Agreement dated November 27, 2007 between the Company and Christy Young Shue, the Company’s Executive Vice President of Finance and Investor Relations, the Company granted options (the “Options”) to purchase 260,000 shares of the Company’s Common Stock, at an exercise price $15.60, the closing price on November 26, 2007. One-fifth (1/5) of the options (52,000 shares) vested immediately. The remaining options vest over a 3-year period, with 13.33% shares vesting on the 180th day of the effective date of the Employment Agreement, and the balance vesting thereafter on a semi-annual basis over the course of the following three (3) years. On April 1, 2009, we entered into an amendment to the Employment Agreement between Ms. Shue and the Company, pursuant to which Ms. Shue’s base salary was increased from $100,000 to $110,000 per year in recognition of the additional responsibility she has assumed as the Corporate Secretary of the Company. All of the other terms and conditions of the Employment Agreement remained the same.

Potential Payment Upon Termination of Change in Control

In the event Ms. Shue's employment is terminated without cause, she will be eligible to receive any base salary earned to the date of termination, a severance amount equal three (3) times her current base salary in effect on the date of termination and the immediate vesting of any unvested options.

Director Compensation

The following table summarizes compensation that our directors earned during 2008 for services as members of our Board.

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)		All Other Compensation ($) (1)	Total ($)
Ching Chuen Chan	24,000	0	(2)	0	24,000
David Gatton	36,000	0	(3)	0	36,000
Patrick McManus	36,000	0	(4)	0	36,000
Feng Bai	24,000	0		0	24,000
Yunyue Ye	0	0		0	0
Lanxiang Gao	0	0	(5)	0	0

(1) The aggregate amounts of perquisites and other personal benefits paid to the Company’s directors did not exceed $10,000.

(2) During the fiscal year ended December 31, 2005, Mr. Ching Chuen Chan received a stock option award of 50,000 shares at an exercise price of $3.10 per share all of which have vested and are currently exercisable. In 2008, Mr. Ching Chuen Chan exercised 25,000 shares of options in a cash transaction.

(3) Mr. David Gatton received a stock option grant of 10,000 shares in February 2006 at an exercise price of $8.10 per share, 9,167 of which vested and were exercisable as of December 31, 2008.  During the fiscal year ended December 31, 2005, Mr. David Gatton received a stock option award of 50,000 shares at an exercise price of $3.10 per share, all of which have vested and are currently exercisable. In 2008, Mr. Gatton exercised 5,000 shares of options in a cashless transaction.

(4) Mr. Patrick McManus received a stock option grant of 10,000 shares in February 2006 at an exercise price of $8.10 per share, 9,167 of which vested and were exercisable as of December 31, 2008.  During the fiscal year ended December 31, 2005, Mr. Patrick McManus received a stock option award of 50,000 shares at an exercise price of $3.10 per share, all of which have vested and are currently exercisable. In 2008, Mr. McManus exercised 10,000 shares of options in a cashless transaction.

(5) Ms. Lanxiang Gao received a stock option grant of 30,000 shares in February 2006 at an exercise price of $8.10 per share, 27,500 of which vested and 10,000 of which were outstanding and exercisable as of December 31, 2008. Ms. Gao received her stock options as compensation for serving as the Chief Operating Officer of Shanghai Tech Full Electric Co., Ltd, a wholly owned subsidiary of Harbin.

STOCK INCENTIVE PLAN

Our long term incentives are in the form of stock options to directors, executives, employees and consultants under the 2005 Stock Option Plan (the “Plan”). The objective of these awards is to advance the longer term interests of our Company and our stockholders and complement incentives tied to annual performance. These awards provide rewards to directors, executives and other key employees and consultants upon the creation of incremental stockholder value and attainment of long-term earnings goals. Stock option awards under the Plan produce value to participants only if the price of our stock appreciates, thereby directly link the interests of the participants with those of the stockholders.

On January 31, 2005, the Company granted a total of 150,000 stock options to purchase shares of its common stock to three directors of the Company under the Company’s 2005 Stock Option Plan, pursuant to written agreements (the “Agreements”). Each of these options terminates five (5) years from the date of grant. Per each of the Agreements, options shall become exercisable during the term that Optionee serves as a Director of the Company as follows: (i) 50% of the shares of Stock subject to each of these Options became exercisable immediately as of the date of the Agreements; and (ii) the balance of the shares of stock subject to these Options shall become exercisable in eight (8) equal quarterly installments of three thousand one hundred twenty five (3,125) shares of stock subject to this Option. The first such installment became exercisable as of the last day of the first quarter of calendar year 2005, with an additional 3,125 of such shares becoming exercisable as of such date. An additional 3,125 of such shares became exercisable on the last day of each of the second, third and fourth quarters of 2005 and on the last day of each of the first, second and third quarters of 2006. The Company granted to Optionee the right to purchase the number of shares of Stock set forth in the Agreement, for cash (or other consideration as is authorized under the Plan and acceptable to the Board of Directors of the Company, in their sole and absolute discretion) at $3.10 per share (the “Exercise Price”), such price being not less than eighty-five percent (85%) of the fair market value per share of the Shares covered by this Option as of the date of the Agreement.

On September 26, 2005, in connection with an employment agreement, the Company granted options (the “Options”) to purchase 250,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price $3.93, the closing price on September 23, 2005. One-fifth (1/5) of the Options (50,000 shares) has vested immediately upon granting. The remaining Options shall vest over a 3-year period, with 13.33% (33,333 shares) vesting on the 180th day from September 26, 2005, and the balance vesting thereafter on a semi-annual basis, proportionately over the course of the following three (3) years. Due to the termination of this employment agreement, 66,667 shares of these options have been forfeited.

On February 6, 2006, the Company granted options to purchase 500,000 shares of the Company’s Common Stock to certain employees, directors and officers at an exercise price of $8.10, the closing price on February 6, 2006. These options will vest in twelve equal quarterly installments over a three year period commencing on May 6, 2006. These options will expire on February 6, 2011.

On February 26, 2007, the Company granted options to purchase 25,000 shares of the Company’s Common Stock to certain employees at an exercise price of $12.40, the closing price on February 26, 2006. These options will vest per employee agreement dated February 26, 2006. Due to the termination of this employment agreement, these options have been forfeited.

On November 26, 2007, in connection with the Employment Agreement dated November 27, 2007 between the Company and Christy Young Shue, the Company’s Executive Vice President of Finance and Investor Relations, the Company granted options (the “Options”) to purchase 260,000 shares of the Company’s Common Stock, at an exercise price $15.60, the closing price on November 26, 2007. One-fifth (1/5) of the options (52,000 shares) shall vest immediately. The remaining options shall vest over a 3-year period, with 13.33% shares vesting on the 180th day of the effective date of the Employment Agreement, December 15, 2007, and the balance vesting thereafter on a semi-annual basis over the course of the following three (3) years.

Compensation Committee Interlocks and Insider Participation

Members of our Compensation Committee of the Board of Directors were Patrick McManus, Feng Bai, and David Gatton. No member of our Compensation Committee was, or has been, an officer or employee of the Company or any of our subsidiaries.

No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of the Company or another entity.

Compensation Committee Report

The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining experienced executive officers.

The Compensation Committee has reviewed and discussed the discussion and analysis of the Company’s compensation which appears above with management, and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the above disclosure be included in this Proxy Statement.

The members of the Compensation Committee are:

David Gatton, Chairman
Patrick McManus
Feng Bai

REQUIRED VOTE

Election of the directors requires the affirmative vote of the plurality of the shares presented in person or represented by proxy at the Annual Meeting, provided a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR ” THE ELECTION OF
THE SIX NOMINEES FOR DIRECTOR SET FORTH HEREIN.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Moore Stephens Wurth Frazer and Torbet, LLP has served as our independent auditors since December 14, 2006, and the Board of Directors has appointed Moore Stephens Wurth Frazer and Torbet, LLP as our independent auditors for the 2009 fiscal year. A representative from Moore Stephens Wurth Frazer and Torbet, LLP is expected to be present at the Annual Meeting by telephone conference call to respond to appropriate questions from stockholders and to make a statement if such representative desires to do so.

Fees of Independent Auditor

The aggregate fees for each of the last two years for professional services rendered by the principal accountant for our audits of our annual financial statements and interim reviews of our financial statements included in our fillings with Securities and Exchange Commission on, Form 10-K, Form 10-KSB and Form 10-Qs services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years were approximately:

2008:	$440,000	Moore Stephens Wurth Frazer and Torbet, LLP

2007:	$220,000	Moore Stephens Wurth Frazer and Torbet, LLP

Audit Related Fees

This category consists of services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. This category includes accounting consultations on transaction and proposed transaction related matters.

2008:	$93,800	Moore Stephens Wurth Frazer and Torbet, LLP

2007:	$0	Moore Stephens Wurth Frazer and Torbet, LLP

We incurred these fees in connection with registration statements, financing, and acquisition transaction.

Tax Fees

The aggregate fees in each of the last two years for the professional services rendered by the principal accountant for tax compliance, tax advice and tax planning were approximately:

2008:	$7,000	Moore Stephens Wurth Frazer and Torbet, LLP

2007:	$0	Moore Stephens Wurth Frazer and Torbet, LLP

All Other Fees

There are no other fees to disclose.

All of the fees paid to Moore Stephens Wurth Frazer and Torbet, LLP for the fiscal years ended December 31, 2007 and 2008 described above were pre-approved by the audit committee.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The audit committee may also pre-approve particular services on a case-by-case basis.

REQUIRED VOTE

Ratification of the appointment of the independent public accounts requires the affirmative vote of the plurality of the shares presented in person or represented by proxy at the Annual Meeting, provided a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “ FOR ” RATIFICATION OF
THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

MISCELLANEOUS

2009 STOCKHOLDER PROPOSALS

A stockholder who wishes to make a proposal pursuant to Rule 14a-8 of the Exchange Act at our 2009 Annual Meeting of Stockholders, that will be held in 2009, for inclusion in the Company’s proxy statement and form of proxy for such meeting must notify the Company no later than April 22, 2010.

Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company’s bylaws. The Company’s bylaws do not contain such an advance notice provision.

ANNUAL REPORTS

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is being mailed to each stockholder of record together with this Proxy Statement. The Company has filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Annual Report on Form 10-K contains detailed information concerning the Company and its operations, including financial information. A copy of the Annual Report on Form 10-K, without exhibits, will be furnished to stockholders without charge upon request in writing to Ms. Christy Shue, Executive Vice President & Corporate Secretary of the Company, at 20 Ramblewood Road, Shoreham, New York 11786.

If requested, the Company will also provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to the Company’s reasonable expenses in furnishing such exhibits.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING
 TO BE HELD ON AUGUST 20, 2009

The proxy statement, annual report to stockholders and related materials are available on the Company’s website (www.harbinelectric.com) under the heading “SEC Filings,” which can be accessed by clicking on “Investors” on the home page of the site.

OTHER MATTERS

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the “ SEC ”). Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company’s Annual Report on Form 10-K were mailed along with this Proxy Statement.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 9, 2009. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By Order of the Board of Directors

/s/ Tianfu Yang
Tianfu Yang Chairman, and Chief Executive Officer

July 9, 2009

HARBIN ELECTRIC, INC.

PROXY FOR ANNUAL MEETING

TO BE HELD ON AUGUST 20, 2009

The undersigned stockholder of Harbin Electric, Inc., a Nevada corporation (the “ Company ”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Tianfu Yang and Zedong Xu, or any of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of the Company to be held at 8:30 a.m. (local time), at Weihai Hengda Electric Motor Co., Ltd. at No. 28 Zhang Jia Chan Town Base, Wendeng, Weihai City, Shandong Province, 264407, People’s Republic of China on August 20, 2009, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

The Board of Directors recommends that you vote “FOR” each proposal.

1.	Elect six (6) Directors	1. Tianfu Yang	2. Lanxiang Gao	3. Ching Chuen Chan
		4. Patrick McManus	5. David Gatton	6. Yunyue Ye

☐ FOR all nominees listed above (except those whose names or numbers have been written on the line below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed above.
_________________________________________________

2.	Proposal to ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent auditors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “ FOR ” EACH PROPOSAL SPECIFICALLY IDENTIFIED ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Date: _____________, 2009

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where proper, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.